                                                                ATTACHMENT B

                         THE POTOMAC EDISON COMPANY


                      STATEMENT OF FINANCIAL CONDITION

                                June 30, 1997



(a)         Amount and classes of stock authorized:

            (1)    23,000,000 shares Common Stock - no par value
            (2)     5,378,611 shares Cumulative Preferred Stock - par
                   value $100

(b)         Amount and classes of stock issued and outstanding as of June
            30, 1997:

            (1)    22,385,000 shares Common Stock
                      163,784 shares Cumulative Preferred Stock, as
                   follows:

                            3.60% Series   -  63,784 shares
                           $5.88  Series C - 100,000 shares

(c)         Terms of preference of all preferred stock:

            All shares of equal rank.

(d) Brief description of each mortgage upon any property of the corporation, giving date of execution, name of trustee, amount of indebtedness authorized to be secured thereby, amount of indebtedness actually secured and brief description of the mortgaged property or collateral:

                   There is presently in effect a mortgage indenture dated October 1, 1944, and indentures supplemental thereto, executed by the applicant upon all its property under which Chemical Bank is Trustee and Thomas J. Foley is Individual Trustee. Said mortgage indenture secures bonds issued thereunder by the applicant for the purpose of borrowing money for its corporate purposes and authorizes the issuance of an initial series of bonds for the aggregate principal amount of $16,981,000. Thereafter from time to time, upon a showing that the consolidated net earnings of the applicant and its subsidiaries available for interest for 12 out of the 15 preceding months, after provision for depreciation, have been in the aggregate equal to not less than twice the amount of annual interest charges on the principal amount of all bonds and prior lien bonds then outstanding or applied for, additional bonds of any series may be issued in an aggregate principal amount equal to 60% of the net bondable value of property additions plus the amount of any cash deposited with the Trustee, and also in substitution for any refundable bonds. The amount of indebtedness accrued and principal outstanding is $495,000,000. There is no interest due and unpaid.

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                                    - 2 -


(e) Number and amount of bonds authorized and issued under each mortgage; describing each class separately, giving date of issue, par value, rate of interest, date of maturity and how secured:

            Potomac has bonds issued and outstanding under the above-mentioned Indenture consisting of series, all of which are First Mortgage Bonds, as follows:


                                                                                                    Amount
            Issued                 Par Value                       Series                        Outstanding

             1991                    $1,000                   8-7/8% Due 2021                    $ 50,000,000
             1991                     1,000                   8%     Due 2006                      50,000,000
             1992                     1,000                   8%     Due 2022                      55,000,000
             1993                     1,000                   7-3/4% Due 2023                      45,000,000
             1993                     1,000                   5-7/8% Due 2000                      75,000,000
             1994                     1,000                   8%     Due 2024                      75,000,000
             1995                     1,000                   7-3/4% Due 2025                      65,000,000
             1995                     1,000                   7-5/8% Due 2025                      80,000,000

                                                                                                 $495,000,000



(f) Other indebtedness of all kinds, giving same by classes and describing security, if any:


                                                                                                    Amount
                                       Indebtedness                                              Outstanding

            (1)    Quarterly income debt securities                                              $ 45,456,500
            (2)    Secured notes for pollution control facilities
                     and solid waste disposal notes                                                91,700,000
            (3)    Unsecured notes for pollution control facilities                                 4,000,000

                                                                                                 $141,156,500


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                                                          - 3 -


(g) Amount of interest paid during previous fiscal year upon each species of indebtedness and rate thereof and, if different rates were paid, amount paid at each rate:



                                                                                                  12 Months
                                                                                                    Ended
                                                                                                  12-31-96

            (1)    First Mortgage Bonds
                     5-7/8% Series Due 1996                                                      $   528,750
                     5-7/8% Series Due 2000                                                        4,406,250
                     8%     Series Due 2006                                                        4,000,000
                     8-7/8% Series Due 2021                                                        4,437,500
                     8%     Series Due 2022                                                        4,400,000
                     7-3/4% Series Due 2023                                                        3,487,500
                     8%     Series Due 2024                                                        6,000,000
                     7-5/8% Series Due 2025                                                        6,100,000
                     7-3/4% Series Due 2025                                                        5,037,500
                                                                                                  38,397,500
            (2)    Quarterly Income Debt Securities
                     $45,456,500 @ 8%                                                              3,636,520
                                                                                                   3,636,520
            (3)    Secured Notes
                     $30,000,000 @ 6.30%                                                           1,890,000
                     $21,000,000 @ 6.15%                                                           1,291,500
                     $ 8,600,000 @ 5.95%                                                             511,700
                     $ 6,550,000 @ 6.875                                                             450,313
                     $13,990,000 @ 6.25%                                                             874,375
                     $11,560,000 @ 6.75%                                                             780,300
                                                                                                   5,798,188

            (4)    Unsecured Notes
                     $5,500,000 @ 6.30%                                                              173,250
                     $4,800,000 @ 6.30%                                                              151,200
                                                                                                     324,450

            Total interest on long-term debt                                                     $48,156,658


            (5)    See Schedule A for interest on short-term debt                                $   110,911


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                                         -  4  -

(h) Amount of dividends paid upon each class of stock during previous five years:



                                       12 Months         12 Months          12 Months         12 Months         12 Months
                                         Ended             Ended              Ended             Ended             Ended
    Class of Stock                     12-31-96          12-31-95           12-31-94          12-31-93          12-31-92

    Cumulative Preferred:
     3.60% Series                     $   229,623       $   229,623        $   229,623       $   229,623       $   229,623
     4.70% Series B                        -                 -                  -                 14,262            22,999
    $5.88  Series C                       588,000           588,000            588,000           588,000           588,000
    $7.00  Series D                        -                259,500            350,000           350,000           350,000
    $9.40  Series E                        -                 -                  -                 -                495,500
    $8.32  Series F                        -                308,500            416,000           416,000           416,000
    $8.00  Series G                        -                593,000            800,000           800,000           800,000
    $9.64  Series H                        -                 -                  -                 -              1,524,000
    $7.16  Series J                        -              1,351,739          1,954,680         2,040,600         2,133,991


    Common Stock:
      Dividends                       $66,483,450       $64,692,650        $62,454,150       $60,385,750       $53,731,550




(i) A statement of income for the twelve months ended June 30, 1997 and balance sheet as of June 30, 1997 are attached as Schedules B and C, respectively.